EXHIBIT 5.2

Keller Rohrback l.l.p.

November 9, 2022

Omeros Corporation 201 Elliott Avenue West Seattle, WA 98119

Ladies and Gentlemen:

We have acted as Washington state counsel to you, Omeros Corporation, a Washington state corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.

The Registration Statement relates to the registration by the Company under the Securities Act of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of the following securities having an aggregate offering price of up to $300,000,000, or the equivalent thereof:

(i)         shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii)        shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii)       debt securities, which may be either senior or subordinated and may be issued in one or more series (the “Debt Securities”);

(iv)       depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”);

(v)        warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”);

(vi)       rights to subscribe for and to purchase Common Stock or Preferred Stock (the “Subscription Rights”); and

(vii)      units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants or Subscription Rights (“Units” and collectively with the Debt Securities, Depositary Shares, Warrants and Subscription Rights, the “Covered Securities”).

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Keller Rohrback l.l.p.

November 9, 2022

The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.”

We have reviewed such corporate records, certificates and other documents and such questions of law, as we have considered necessary and relevant for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. As to any facts material to our opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources we believe to be responsible.

Based upon the foregoing and assuming that (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, such effectiveness has not been terminated or rescinded, and comply with all applicable laws at the time the Securities are offered and sold as contemplated by the Registration Statement, (b) a prospectus supplement will have been prepared, delivered and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (c) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) any legally required consents, approvals, authorizations and other orders of the Commission and any other governmental or regulatory authorities have been obtained, (e) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, (f) that a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (g) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance, and further subject to the additional qualifications below, we are of the opinion that:

1.          The Company is duly organized and validly existing under the laws of the State of Washington and possesses the requisite corporate power and authority to execute, deliver and perform its obligations under the Covered Securities.

2.          With respect to the Common Stock, assuming (a) the Company has taken all necessary corporate action to authorize and approve the issuance of any Common Stock and to fix or otherwise determine the consideration to be received for the shares of Common Stock and the terms of the offer and sale thereof, (b) certificates representing shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to purchasers against payment therefor, if issued in certificated form, and (c) the Common Stock is duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Common Stock, or is duly issued and delivered upon the conversion, exercise or exchange of any Preferred Stock, Debt Securities, Warrants, Subscription Rights or Units, the Common Stock will be validly issued, fully paid and non-assessable.

Keller Rohrback l.l.p.

November 9, 2022

3.          With respect to the Preferred Stock, assuming (a) the Company has taken all necessary corporate action to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize and approve the issuance and sale of the Preferred Stock of such series and to fix or otherwise determine the consideration to be received for the shares of Preferred Stock and the terms of the offer and sale thereof, (b) appropriate Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with respect to such series of Preferred Stock have been duly filed in accordance with applicable law, (c) certificates representing shares of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to purchasers against payment therefor, (d) any shares of Common Stock issuable upon conversion of such Preferred Stock, if applicable, have been duly and validly authorized and reserved for issuance, and (e) the Preferred Stock with terms so fixed is duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such series of Preferred Stock, or is duly issued and delivered upon the conversion, exercise or exchange of Debt Securities, Depositary Shares, Warrants, Subscription Rights or Units, the Preferred Stock will be validly issued, fully paid and non-assessable.

4.          With respect to the Covered Securities, if the Covered Securities are convertible into Common Stock or Preferred Stock, or if Common Stock or Preferred Stock may be acquired upon exercise, exchange or otherwise upon fulfillment of the terms of the Covered Securities, when (a) the issuance of such Common Stock or Preferred Stock relating to the Covered Securities have been duly authorized by appropriate corporate action, (b) the Covered Securities have been presented for conversion, exercise, exchange or fulfillment in accordance with the terms thereof, (c) with respect to Preferred Stock, appropriate Articles of Amendment to the Company’s Articles of Incorporation regarding such series of Preferred Stock have been duly filed in accordance with applicable law, and (d) certificates representing Common Stock or Preferred Stock, as applicable, shall have been prepared in accordance with the Bylaws and duly executed, countersigned and registered and duly delivered upon conversion, exercise, exchange or fulfillment to the person entitled thereto, if issued in certificated form, in accordance with the terms of such Covered Securities, the Common Stock or Preferred Stock issuable upon conversion, exercise or exchange of the Covered Securities will be validly issued, fully paid and non-assessable.

We have assumed that, at the time of the issuance, sale and delivery of Covered Securities: (i) such Covered Securities, and any agreements or other documents relating thereto, will be duly executed and delivered and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, (ii) the execution, delivery and performance by the Company of any supplemental indentures, and any agreements or other documents relating to the issuance of the Covered Securities, as applicable, and all actions necessary for the issuance of the Covered Securities, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company, and (iii) there will not have occurred any change in law affecting the legally binding character or enforceability thereof.

Keller Rohrback l.l.p.

November 9, 2022

We are members of the bar of the State of Washington. We do not express any opinion herein on any laws other than the Washington Business Corporation Act, applicable provisions of the Washington State Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein, and in any supplement thereto or amendments thereof. In consenting to such reference, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ KELLER ROHRBACK L.L.P.

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